UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 21, 2015

Date of Report (Date of earliest event reported)

HOSPIRA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31946	20-0504497
(Commission File Number)	(IRS Employer Identification No.)

275 N. Field Drive

Lake Forest, Illinois 60045

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (224) 212-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 21, 2015, Hospira, Inc. and Pfizer Inc. received clearance from the U.S. Federal Trade Commission, relating to the pending merger of Hospira with Perkins Holding Company, a wholly-owned subsidiary of Pfizer.  All required regulatory approvals have now been secured, though the merger remains conditioned upon the expiration of a post-clearance waiting period in one foreign jurisdiction.  Hospira expects the merger to close on or about September 3, 2015.

* * *

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and Hospira, Inc. assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning the expected date on which the merger will close.  These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of risks, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K for the fiscal year ended December 31, 2014 and any subsequently filed quarterly report on Form 10-Q for fiscal 2015. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect the actual date of the merger closing and could cause that date to differ from the one indicated in our forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

/s/ Royce Bedward
By:	Royce Bedward
Its:	Senior Vice President, General Counsel and
Secretary

Dated: August 27, 2015